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                                                                   EXHIBIT 10.11

                     INTERCARRIER ROAMER SERVICE AGREEMENT

          THIS INTERCARRIER ROAMER SERVICE AGREEMENT (the "Agreement") is dated as of the 4th day of February, 1998 by and between AT&T Wireless Services, Inc., a Delaware corporation, on behalf of its Affiliates (individually and collectively, "AT&T") for the markets listed on Schedule 1 hereto, and Triton PCS Operating Company L.L.C., a Delaware limited liability company, on behalf of itself and its Affiliates (individually and collectively, "Triton") for the markets listed on Schedule 2. AT&T and Triton are sometimes referred to, individually, as a "Party" and together as "Parties."

                                 R E C I T A L

     WHEREAS, each of AT&T and Triton desire to make arrangements to facilitate the provision of mobile wireless radiotelephone service ("Service") to the customers of the other Party, while such customers are using the wireless radiotelephone facilities of such Party, in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein set forth and intending to be legally bound hereby, the Parties do hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     As used in this Agreement, the terms below shall have the following meanings:

     Affiliate means, with respect to a Party, any facilities-based CMRS operating company that is (a) controlled by the Party, (b) an entity in which the Party has at least fifty percent (50%) voting interest, (c) an entity that shares switching facilities with the Party, (d) managed by the Party, or (e) an entity that has purchased a portion of CMRS spectrum from the Party in a market listed on Schedule 1 and in which the Party maintains an ownership interest.

     Approved CIBERNET Negative File Guidelines means the negative file guidelines appearing in the CIBER Record in effect from time to time.

     Authorized Receipt Point or "ARP" means the location or address of the Person designated by the Home Carrier as the delivery point for its CIBER records and authorized agent for performing CIBER edits.

     Authorized Roamer means a Roamer using equipment and an assigned telephone number with the NPA/NXX combinations listed in accordance with Article 4 below for whom the
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Serving Carrier has not received a negative notification in accordance with the provisions of this Agreement.

     CIBER means Cellular Intercarrier Billing Exchange Record.

     CIBER Record means the publication prepared by CIBERNET Corporation, a wholly-owned subsidiary of the Cellular Telecommunications Industry Association, as a service to the wireless communications industry. Unless specifically provided otherwise in this Agreement, all words and phrases defined in the CIBER Record shall have the meaning herein that they have therein.

     Clearinghouse means that entity which provides for the exchange of CIBER records and performs industry accepted CIBER edits, including edits to verify Industry Negative File information.

     CMRS means Commercial Mobile Radio Service.

     ESN means the Electronic Serial Number that is encoded in a wireless telephone set by the manufacturer and which is broadcast by such telephone.

     Home Carrier means a Party who is providing Service to its registered customers in a geographic area where it holds a license or permit to construct and operate a mobile wireless radiotelephone system and station.

     Home Rate is the average actual rate per minute billed to customer by the Home Carrier for access and airtime, but excluding revenues for features, taxes, toll or other non-rate items.

     Industry Negative File means the negative file maintained by the authorized Clearinghouses in accordance with approved CIBERNET Negative File Guidelines.

     MIN means the "Mobile Identification Number" which is assigned by a Home Carrier to each of its registered customers.

     NPA/NXX combinations means the six-digit numerical combinations assigned by regulatory authorities to identify the area code and telephone number prefix for Service.

     Roamer means a customer of one Party who seeks Service in a geographic area outside of the area served by such Party with whom it is registered and within the geographic area served by the other Party.

     Service shall have the meaning set forth in the Recital of this Agreement.

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     Serving Carrier means a Party who provides Service for registered customers of another Party while such customers are out of their Home Carrier's geographic area and in the geographic area where the Serving Carrier directly or through Affiliates holds a license or permit to construct and operate a mobile wireless radiotelephone system and station.

                                  ARTICLE II.

                             PROVISION OF SERVICE

     2.1 Each Party shall provide, to any Authorized Roamer who so requests, Service in accordance with its own tariffs, if applicable, and with the terms and conditions of this Agreement.

     2.2 Notwithstanding anything in this Agreement to the contrary, a Serving Carrier may suspend or terminate Service to an Authorized Roamer in accordance with the terms of its own tariffs, but such suspension or termination shall not affect the rights and obligations of the Parties for Service furnished hereunder prior to such termination or suspension.

     2.3 In connection with its Service to Roamers, no Serving Carrier shall use recorded announcements or other inducements for an Authorized Roamer to discontinue the Service of its Home Carrier or, unless otherwise authorized herein, Roamer's use of a Serving Carrier's system.

     2.4 Nothing in this Agreement shall be construed to require either Party to provide Service using technology compatible with the technology used by the other Party.

     2.5 Either Party may from time to time add to the list of markets owned or operated by such Party or its Affiliates set forth on Schedule 1 or 2, as the case may be, by giving notice thereof to the other Party, together with a copy of the modified Schedule. Any modified Schedule 1 or 2 so furnished shall be substituted for Schedule 1 or 2, as the case may be, as in effect prior to such modification, and shall become part of this Agreement effective upon thirty (30) days' notice to the other Party.

                                  ARTICLE III.

                                    CHARGES

     Each Home Carrier, whose customers (including the customers of its resellers) receive service from a Serving Carrier as Authorized Roamers under this Agreement, shall pay to the Serving Carrier who provided such service 100% of the Serving Carrier's charges for wireless service and one hundred percent (100%) of pass-through charges (i.e., any toll or other charges owed by the Serving Carrier hereunder to any toll provider or other carrier in connection with

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providing such Service rates on Exhibit A). The amount of the charges for the use of each Serving Carrier's Service are set forth in Exhibit A attached to this Agreement.

                                  ARTICLE IV.

                            EXCHANGE OF INFORMATION

     4.1 Exhibit B to this Agreement is a list furnished by the respective Parties of the valid NPA/NXX combinations used by their respective customers. These combinations shall be accepted by the other Party. Each NPA/NXX combination is and shall be within the entire line range (0000-9999), or a specified portion thereof. The minimum line range to be exchanged by the Parties shall be 1,000 line numbers. Each Party shall be responsible for all billings otherwise properly made under this Agreement to any number listed by such Party within the range or ranges specified by it in Exhibit B. Additions, deletions, or changes to NPA/NXX combinations and line number range(s) for the Home Carrier's customers may be made upon at least fifteen (15) days prior written notice to the Serving Carrier. Such notice shall be in the form attached as Exhibit B to this Agreement and shall include the requested effective date for the addition, deletion or change.

     4.2 Each Party shall provide to each other Party, a list of MINs (from among those within the NPA/NXX combination(s) identified pursuant to Section 4.1 hereof) and ESNs (used by customers with such MINs) of the telephones to which the other Party is not authorized to provide Service pursuant to this Agreement, which shall be entered into the Industry Negative File. The approved CIBERNET Negative File Guidelines, as amended from time to time, shall be the governing criteria for the Parties. Thereafter, from time to time, as agreed by the Parties, each Party shall notify each other Party of all additions to, and deletions from, these lists for the customers of that particular Party. Such notifications shall be made during normal business hours of the Party being notified by facsimile or by telephone with a written confirmation and shall be effective one (1) hour after receipt.

     4.3 Each Party hereby agrees to indemnify the other Party, together with its partners and any and all of their officers, directors, employees, agents and/or affiliates, against, and hold them harmless from, any and all third party claims, suits, demands, losses and expenses, including attorneys' fees and disbursements, which may result in any way whatsoever from the indemnified Party's denial of Roamer or local Service to any NPA/NXX and MIN combination which has been listed by the indemnifying Party as not being authorized to receive Service.

          4.3.1 Each Party, due to system limitations, may purge or delete numbers of its customers from the lists as referred to in Section 4.2 hereof, but in all such cases, such purging or deletion must be done in accordance with the approved CIBERNET Negative File Guidelines. If purging or deletion of numbers is done prior to the time periods established by such Guidelines, or through procedures not otherwise set forth, in the approved CIBERNET Negative File Guidelines, the Party implementing the purge or deletion will assume financial liability for any

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charges incurred by those numbers. All purges or deletions made pursuant to this
Section 4.3.1 shall be given through the Parties and shall be in the form mutually agreed upon by the Parties and effective as of the time established by the approved CIBERNET Negative File Guidelines (unless otherwise modified by mutual agreement of the Parties.)

     4.4 All information not of public record that is exchanged pursuant to this Agreement shall be treated as confidential. Parties obtaining such confidential information through this Agreement shall use it only as necessary to carry out the purposes of this Agreement or as necessary to comply with federal, state or local law. Parties obtaining confidential information through this Agreement shall not disclose its contents except as necessary to its duly authorized agents to carry out the purposes of this Agreement or as necessary to comply with federal, state or local law. The obligation to protect the confidentiality of information shall survive the termination of the agreement for a period of five years.

                                   ARTICLE V.

                                     FRAUD

     5.1 The Parties will cooperate and, as necessary, supplement this Agreement in order to minimize fraudulent or other unauthorized use of their systems. If any Party reasonably decides that, in its sole judgment, despite due diligence and cooperation pursuant to the preceding sentence, fraudulent or other unauthorized use has reached an unacceptable level of financial loss and is not readily remediable, such Party may suspend this Agreement, in whole or in part, pursuant to the terms of this Agreement.

     5.2 To control fraudulent Roamer usage, each Party shall use a positive validation/verification ("PV") system provided by a mutually agreed upon validation/verification service under which the ESN, MIN and/or NPA/NXX used in a call in the Serving Carrier's system is compared against a list of Authorized Roamers. The Parties agree that calls completed by a Serving Carrier, either
(a) after a PV request has determined that a Roamer is not a valid customer of the Home Carrier or (b) for any unauthorized ESN after entry to the Industry Negative File has become effective, shall be the sole responsibility of the Serving Carrier.

     5.3 The Serving Carrier shall make PV checks with respect to all Roamer calls made by purported customers of the Home Carrier. If the Serving Carrier fails to make such a check with respect to call, the Serving Carrier shall not charge the Home Carrier any amounts for that call in the event the call was the result of fraudulent or unauthorized use.

     5.4 The Parties may agree to use an alternative method of call validation, including but not limited to the use of SS-7 connections either through a network of carriers or directly between the systems of the Parties.

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     5.5  In addition to other procedures set forth in this Agreement, a Home
Carrier may notify a Serving Carrier by facsimile, with written confirmation, that certain NPA/NXX combinations are not to receive Service. Any calls completed using such NPA/NXX combinations made one full business day or more after such notice has been given shall be the sole responsibility of the Serving Carrier and the Home Carrier shall not be charged any amount for such calls.

     5.6 Each Serving Carrier shall use commercially reasonable efforts to provide each Home Carrier with real-time visibility of call detail records delivered through a network compatible with AT&T's network. Such information shall be delivered within one hour of the applicable call. In the event that the Serving Carrier provides such a real-time visibility system, the Serving Carrier shall not be liable in any event for a temporary failure of the system unless the Serving Carrier has been notified of such failure by the Home Carrier and the Serving Carrier does not take commercially reasonable steps to remedy the failure. If the Serving Carrier has been so notified and has so failed to take such commercially reasonable steps, the Serving Carrier shall be liable for all unauthorized usage attributed to Home Carrier's subscribers during the period from the time Serving Carrier was notified of the problem to the time that the problem has been resolved to the reasonable satisfaction of the Home Carrier.

     5.7 For purposes of notification under this Article 5, the following addresses and facsimile numbers shall be used:

                    If to AT&T:

                    AT&T Wireless Services, Inc.
                    5000 Carillon Point
                    Kirkland, WA 98033
                    Attn:  Billing and ICS Operations
                    Tel. No.:  (206) 827-4500
                    Fax No.:   (206) 828-1390

                    If to Triton:

                    101 Lindenwood Drive
                    Suite 125
                    Malvern, PA 19355
                    Attn: Mr. Michael E. Kalogris
                          Mr. Steven R. Skinner
                    Tel. No.:  (610) 651-5900
                    Fax No.:   (610) 993-2683

     Each Party may change the names, addresses and numbers set forth above by providing notice to the other Party as provided in Article 13 below.

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                                  ARTICLE VI.

                                    BILLING

     6.1 Each Home Carrier shall be responsible for billing to, and collecting from, its own customers all charges that are incurred by such customers as a result of service provided to them as Authorized Roamers by the Serving Carrier. The Home Carrier shall also be responsible for billing its customers for, and remitting to, the Federal Government all federal excise tax that may be due in connection with the service being billed by it to its customers. While the Serving Carrier will be responsible for the computation and remittance of all state and local taxes, each Home Carrier shall be liable to the Serving Carrier for all such state and local taxes remitted by the Serving Carrier, for Authorized Roamers regardless of whether these amounts are paid to the Home Carrier by its customers.

     6.2 Each Serving Carrier who provides Service to an Authorized Roamer pursuant to this Agreement shall forward Roamer billing information, within five business days of the call date, in accordance with the procedures and standards set forth in the CIBER Record to the Home Carrier's Authorized Receipt Point. CIBER Type 50 and CIBER Type 70 records shall not be accepted without mutual signed agreement and if such mutual agreement is reached it will be attached to this Agreement. Any future revisions of the CIBER Record or additional record types must be mutually agreed upon before implementation. In the event the parties use the CIBERNET Net Settlement Program, or alternative settlement program such information must be in a format in compliance with the CIBER Record requirements or agreed upon format.

     6.3 Where the Authorized Roamer billing information required to be provided by the Serving Carrier in accordance with Section 6.2 above is not in accordance with the CIBER Record, the Home Carrier may return a record to the Serving Carrier as provided in the CIBER Record. Returning the defective record will be in accordance with CIBER Record established procedures. The Serving Carrier may correct the defective record and return it to the Home Carrier for billing, provided that the time period from the date of the Service call at issue to the receipt of the corrected record does not exceed sixty (60) days.

     6.4 No credit for insufficient data or defective records shall be permitted except as provided in Section 6.3 above, unless mutually agreed upon by both Parties.

     6.5 Each Home Carrier may at its discretion perform any necessary edits at its Clearinghouse on in collect or out collect call records to ensure compliance with the terms of this Agreement.

                                  ARTICLE VII.

                                   SETTLEMENT

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     7.1  Each Party will settle its accounts with the other Parties on the basis of billing information received as described in this Article VII. In the event both Parties use Net Financial Settlement procedures, the Parties shall not submit a paper invoice but will make payments in accordance with such Net Financial Settlement procedures, provided that the Parties may submit call records for payment that relate to calls made more than sixty (60) days from the date of the call if such call was the subject of a dispute or investigation regarding fraudulent or unauthorized use.

          7.1.1 If an incorrect roaming rate is charged by the Serving Carrier to the Home Carrier, the Serving Carrier shall refund all amounts in excess of the contract rate back to the Home carrier within forty five days of notification by the Home Carrier. Each carrier shall have ninety (90) days from the end of the settlement period to invoice for amounts in excess of the contract rate. The Home Carrier will send a collection letter within sixty (60) days of the invoice date, within ninety (90) days of the invoice date, and within one hundred (120) days of the invoice date. If the invoice remains unpaid after one hundred twenty (120) days from the original invoice date, the Home Carrier may withhold the amounts from the CIBERNET Net Settlement Program or alternative settlement program.

     7.2 In the event that either Party does not use Net Financial Settlement procedures, the billing and payment for charges incurred under this Agreement shall be as set forth below.

          7.2.1 The parties shall determine amounts owed to each other for Service provided to Roamers in one-month periods with the end of such period beginning on the sixteenth of each calendar month and ending on the fifteenth of the following month in which Service is provided. The end of this Period shall be referred to as "Close of Billing."

          7.2.2 The Parties shall send each other an invoice for Services used under this Agreement within fifteen (15) days after the Close of Billing.

          7.2.3  Each invoice shall contain the following information.

                 a.   Billing period used by Serving Carrier
                 b.   Batch sequence number
                 c.   Serving and Home Carrier System Identification Number
                 d.   Air Service charges
                 e.   Total toll charges (both intrastate and interstate)
                 f.   All other charges and credits
                 g.   Total taxes
                 h.   Total charges

          7.2.4 Payment on such invoices shall be made in the form of a check or a wire transfer which must be received by the invoicing party within thirty (30) days from the date of the invoice. Late payments shall be charged with a late payment fee of one and one half percent

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(1.5%) of the outstanding balance for each thirty-day period (or portion thereof) that such payments are late.

          7.2.5 Each Party may offset the amount owed to the other Party under this Agreement and a single payment of the balance to the Party entitled to receive such balance shall be made.

                                 ARTICLE VIII.

                     AUTOMATIC CALL DELIVERY AND HAND-OFF

     8.1 Each Party shall provide for automatic call delivery for customers of the other Party who are Roamers in such Party's system. To this end, each Party shall continuously provide the hardware, software and transmission facilities required for such call delivery either directly between the systems of the Parties or indirectly through a separate network of wireless communications carriers. The hardware, software and transmission facilities provided by each Party hereunder shall at all times be operated and maintained to provide the most efficient level of service technically feasible to minimize transmission errors and Service interruptions.

     8.2 To the extent that each Home Carrier's customers may use the system of a Serving Carrier whose geographic license area abuts the Home Carrier's geographic license area, the Parties shall provide for automatic call hand-off between such Home and Serving Carrier's systems. To this end, each Party shall continuously provide the hardware, software and transmission facilities required for such call hand-off either directly between the systems of such Home and Serving Carrier or indirectly through a separate network of wireless communications carriers. The hardware, software and transmission facilities provided by each Party hereunder shall at all times be operated and maintained to provide the most efficient level of service technically feasible to minimize transmission errors and Service interruption.

     8.3 Neither of the Parties will be liable for nonperformance or defective performance of its obligations under this Article 8 to the extent and for such periods of time as such nonperformance or defective performance is due to reasons outside such Party's control, including, without limitation, acts of God, war, acts of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes. Neither Party shall be required to settle any labor dispute or other third party dispute in any manner which is deemed by that Party to be less than totally advantageous, in that Party's sole discretion.

     8.4 If the Serving Carrier provides pre-call validation of the Home Carrier's customers, the Home Carrier agrees to implement Negative File Suppression at the Clearinghouse and the CIBERNET Negative File Guidelines and procedures do not apply.

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                                  ARTICLE IX.

                 TERM, TERMINATION AND SUSPENSION OF AGREEMENT

     9.1 This Agreement shall have a term commencing on the date first written above and shall continue for a period of twenty (20) years until the twentieth
(20th) anniversary of the date hereof.

     9.2 This Agreement may be terminated or suspended by either Party immediately upon written notice to the other upon a default (as defined in Paragraph 10.1) by the other Party. The Parties shall work together to resolve as expeditiously as possible any difficulty that causes a suspension. At such time as the Party originally giving notice of suspension concludes that the problem causing the suspension has been resolved, that Party shall give to the other written notice to this effect. This Agreement shall resume in full effect within five (5) business days after the Parties have mutually agreed that the problem has been resolved, unless either Party thereafter gives written notice that in its reasonable view the problem necessitating the suspension has not been resolved. If the problem causing the suspension of this Agreement remains unresolved for thirty (30) days, this Agreement may be terminated by written notification by either Party.

     9.3 This Agreement may be suspended, in whole or in part, by either Party immediately upon written notice to the other Party, in the event that such Party determines, in its reasonable discretion, that fraudulent or unauthorized use on the other Party's system is unacceptable. In such event, the notifying Party shall defend, indemnify and hold harmless the other Party, and the other Party's officers, directors, employees, agents and representatives from any claims by any person or entity relating to such suspension of Service.

     9.4 In the event that a market listed on Schedule 1 or Schedule 2, as the case may be, ceases to be owned or operated by such Party or an Affiliate thereof, such Party may terminate this Agreement with respect to such market upon written notice to the other Party.

     9.5 The termination or suspension of this Agreement shall not affect the rights and liabilities of the Parties under this Agreement with respect to all Authorized Roamer charges incurred prior to the effective date of such termination or suspension.

                                   ARTICLE X.

                                    DEFAULT

     10.1 A Party will be in default under this Agreement upon the occurrence of any of the following events:

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          10.1.1 Breach of any term of this Agreement, if such breach shall continue for thirty (30) days after receipt of written notice thereof;

          10.1.3 Voluntary liquidation or dissolution; or

          10.1.4 A final order by the Federal Communications Commission ("FCC") revoking or denying renewal of the CMRS license or permit granted to such Party.

     10.2 All claims and disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement shall be referred to final and binding arbitration in accordance with rules established by the American Arbitration Association ("Rules") as amended by this Agreement. A single neutral arbitrator shall decide all claims hereunder. The costs of arbitration, including the fees and expenses of the arbitrator shall be shared equally by the Parties. Each Party shall bear the cost of preparing and presenting its case. The arbitration shall take place in a city agreed upon by the Parties. The award of any arbitration shall be final, conclusive and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction over the Party against which the award was made. The arbitrator shall be limited, in granting relief, to comply with the express provisions of this Agreement relating to damages or the limitation thereof and neither Party may seek punitive damages. Nothing contained in this Section 10.2 shall be deemed to prevent either party from seeking any interim equitable relief, such as a preliminary injunction or temporary restraining order, pending the results of the arbitration.

                                  ARTICLE XI.

                             SUCCESSORS AND ASSIGNS

     Neither Party may sell, assign, transfer, or convey its interest in this Agreement or any of its rights or obligations hereunder without the written consent of both Parties, except that a Party may assign its rights and obligations hereunder to an assignee of all or any part of its Service license or permit issued by the FCC, provided that such assignee expressly assumes, by written instrument approved by the other Party, all or the applicable part of the obligations of such Party hereunder and thereby becomes a Party hereunder. No person other than a Party to this Agreement shall acquire any rights hereunder as a third-party beneficiary or otherwise by virtue of this Agreement.

                                  ARTICLE XII.

               NO PARTNERSHIP OR AGENCY RELATIONSHIP IS CREATED

     Nothing contained in this Agreement shall constitute the Parties as partners with one another or render any Party liable for any debts or obligations of any other Party, nor shall any Party hereby be constituted the agent of any other Party.

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                                 ARTICLE XIII.

                    NOTICES AND AUTHORIZED REPRESENTATIVES

     Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered by hand delivery, certified mail (postage prepaid, return receipt requested), telex, facsimile, or overnight air delivery service, as follows:

     If to AT&T, to:

                         AT&T Wireless Services, Inc.
                         5000 Carillon Point
                         Kirkland, WA 98033
                         Attn:  Intercarrier Services
                         Fax No.:  (206) 828-1390

     with a copy to:

                         AT&T Wireless Services, Inc.
                         5000 Carillon Point
                         Kirkland, WA 98033
                         Attn:  Legal Department
                         Fax No.:  (206) 828-1385

     If to Triton, to:

                         101 Lindenwood Drive
                         Suite 125
                         Malvern, PA 19355
                         Attn: Mr. Michael E. Kalogris
                               Mr. Steven R. Skinner
                         Fax No.:  (610) 993-2683

     with a copy to:

                         Kleinbard Bell & Brecker LLP
                         1900 Market Street, Suite 700
                         Philadelphia, Pennsylvania 19103
                         Attention:  Howard J. Davis
                         Fax No.:  (215) 568-0140

or such other address as any Party may from time to time furnish to the other Party by a notice given in accordance with the terms of this Section. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, if mailed; when receipt is confirmed, if by telex or facsimile; and the next business day if sent by overnight air delivery service.

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                                 ARTICLE XIV.

                                 MISCELLANEOUS

     14.1 The Parties agree to comply with, conform to, and abide by all applicable and valid laws, regulations, rules and orders of all governmental agencies and authorities, and agree that this Agreement is subject to such laws, regulations, rules and orders.

     14.2 The Parties agree to use their respective best, diligent, and good faith efforts to fulfill all of their obligations under this Agreement. The Parties recognize, however, that to effectuate all the purposes of this Agreement, it may be necessary either to enter into future agreements or to amend this Agreement, or both. In that event, the Parties agree to negotiate with each other in good faith.

     14.3 This Agreement constitutes the full and complete agreement of the Parties. Any prior agreements among the Parties with respect to this specific subject matter are hereby superseded. This Agreement may not be amended, except by the written consent of the Parties. Waiver of any breach of any provision of the Agreement must be in writing signed by the Party waiving such breach or provision and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. The failure of a Party to insist upon strict performance of any provision of this Agreement or any obligation under this Agreement shall not be a waiver of such Party's right to demand strict compliance therewith in the future.

     14.4 The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

     14.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     14.6 (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this Section 14.6, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished):

          (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing

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

to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

          (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and request that the Dispute be submitted to non-binding mediation. Any mediation of a Dispute under this Section shall be conducted by the CPR Institute for Dispute Resolution ("CPR") in accordance with the then current CPR "Model Mediation Procedure for Business Disputes" ("Model Procedures") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Model Procedures. Any demand for initiation of mediation of a Dispute must be given in writing to both the other party(ies) involved and to the CPR and must set forth the nature of the Dispute. Each party to the mediation shall bear its own expenses with respect to mediation and the parties shall share equally the fees and expenses of the CPR and the mediator. The failure by a party to timely pay its share of the mediation fees and expenses of the CPR and the mediator shall be a bar to arbitration under Section 14.6(d) of that party's Dispute(s). Any mediation under this Section shall be conducted within the State of New York at a site selected by the mediator that is reasonably convenient to the parties. Each party shall be represented in the mediation by representatives having final settlement authority with respect to the Dispute(s). All information and documents disclosed in mediation by any party shall remain private and confidential to the disclosing party and may not be disclosed by any party outside the mediation. No privilege or right with respect to any information or document disclosed in mediation shall be waived or lost by such disclosure.

          (d) Any Dispute not finally resolved after negotiation and mediation in accordance with Section 14.6(b) and 14.6(c) shall, upon the written demand of any involved party delivered to the other party(ies) and the CPR, be finally resolved through binding arbitration in accordance with the then current CPR "Non-Administered Arbitration Rules" ("Arbitration Rules") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Arbitration Rules. Any Dispute of any other party not finally resolved after negotiation and mediation pursuant to this Section may be made a part of the arbitration demanded by another party, provided that the written notice of demand for arbitration of that Dispute is received by the CPR before selection of an arbitrator by the CPR. Any demand for arbitration of a Dispute received by the CPR after the selection of the arbitrator must be resolved through a separate arbitration proceeding in accordance with this Section. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the CPR and the arbitrator. Unless otherwise mutually agreed by the parties in writing, the arbitration shall be conducted by one (1) neutral arbitrator. The arbitration shall be conducted in the State of New York at a site selected by the arbitrator that is reasonably convenient to the parties. The arbitrator shall be bound by and strictly enforce the terms of the Agreement and may not limit, expand, or otherwise modify the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any Dispute, including the applicability or running of any statute of limitation. The arbitrator shall not have power to award damages in connection with any Dispute in excess of actual compensatory damages or to award punitive damages and each party irrevocably waives any claim thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator may compel, to the extent provided by the FAA, attendance of witnesses and the production of documents at the hearing. The arbitrator's decision and award shall be made and delivered to the parties within six (6) months of selection of the arbitrator by the CPR and judgment on the award by the arbitrator may be entered by any court having jurisdiction thereof.

          (e) This Section shall be interpreted, governed by and enforced in accordance with the United States Arbitration Act, 9 U.S.C. Sections 1-14 (the "Federal Arbitration Act" or "FAA"). The laws of the State of New York, except those pertaining to choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflict with the terms of this Dispute Resolution provision, shall govern all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement with respect to any Dispute. Any party to a Dispute, which is the subject of a notice initiating the Dispute resolution procedures under this Section, may seek a temporary injunction in any state or federal court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. If court proceedings to stay litigation of a Dispute or compel arbitration of a Dispute are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that the other party reasonably incurs in connection with such court proceedings. An order to pay such costs, expenses and attorney fees shall become part of any decision and award of the arbitrator of the Dispute. An arbitrator appointed pursuant to Section 14.6(d) to resolve a Dispute may also issue such injunctive orders and shall have the power to modify or dissolve the injunctive order of any court to the extent it pertains to the Dispute which the arbitrator has been selected to finally resolve. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content, and result of the mediation and arbitration of a Dispute in confidence except to the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award.

          (f) The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved by mediation or arbitration under this Section. Tolling shall cease if the aggrieved party with a Dispute does not initiate mediation within sixty (60) calendar days after good faith negotiations are terminated by any party and, after mediation of a Dispute, if the aggrieved party with a Dispute does not initiate a demand for arbitration within sixty (60) calendar days after mediation is terminated. However, any Dispute is forever barred that has not expressly been made the subject of the written notice required under Section 14.6(b) above within 365 days after the date the Party asserting the Dispute first knows or should have known of the existence of the acts or omissions that give rise to such Dispute.

          (g) Unless the parties mutually agree in writing, Disputes relating to trademarks (including service marks), patents and copyrights shall not be resolved in accordance with the Dispute resolution procedures set forth in this Section and shall be resolved as otherwise provided in this Agreement.

          (h) Each of the Parties hereby irrevocably consents to the exclusive jurisdiction of the state or federal courts in the State of New York, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. Each of the Parties hereby agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby consents to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of Article XIII.

     14.7 Except for claims by third parties which fall within the scope of a Party's indemnification obligations, neither Party shall be liable to the other Party for any special, indirect or consequential damages.

     14.8 The Parties agree that they will not use the name, service marks or trademarks of the other party or any of its Affiliates in any advertising, publicity releases or sales presentations, without such Party's written consent. Neither Party is licensed hereunder to conduct business under any logo, trademark, service or trade name (or any derivative thereof) of the other Party.

     EXECUTED as of the date first written above.

AT&T WIRELESS SERVICES, INC.       TRITON PCS OPERATING COMPANY L.L.C.

                                   By Triton Management Company, Inc.,
                                     its Manager

By _____________________________   By ________________________________
   Name:                              Name:
   Title:                             Title:

                                  SCHEDULE 1

                             AT&T Wireless Markets

                                  SCHEDULE 2

                                Triton Markets

                                   EXHIBIT A

                                SERVICE CHARGES

Service rates
-------------
1st Yr:             $.40 per minute or partial minute
2nd Yr:                  $.35 per minute or partial minute
3rd Yr:                  $.30 per minute or partial minute
4th - 20th Yr:           The Adjusted Average Home Rate or such
                              lower rate as the Parties negotiate
                              from time to time

Notwithstanding the foregoing, the per minute or partial minute Service rate in respect of Service provided to customers of either Party's markets within the Expanded Home Calling Area, while roaming in the Expanded Home Calling Area, shall be $.25 during the first three years.

Notwithstanding the foregoing, after the expiration of the first three years, the Service rate charged by the Parties for Service in any geographic area consisting of at least three contiguous BTAs shall be reasonably competitive, taking into account price, coverage and quality, with the rates charged for comparable telecommunications services by the alternative carriers in such geographic area, disregarding any carriers that do not service a material number of customers in such geographic area, and, if it is not so competitive, such Service Rates shall be reduced with respect to the applicable geographic area to a reasonably competitive rate.

Toll charges
------------

InterLATA
---------
1st Yr:        $.10 per minute
2nd Yr:             $.08 per minute
3rd Yr:             $.08 per minute
4th - 20th Yr:      $.08 per minute or such other rate as the
                             Parties negotiate from time to time in
                             light of cost adjustments.

IntraLATA
---------
1st Yr - 3rd Yr:    $.02 per minute
4th - 20th Yr:      $.02 per minute or such other rate as the
                             Parties negotiate from time to time in
                             light of cost adjustments.

Taxes
-----

Amount charged Serving Carrier by applicable taxing authority

Miscellaneous
-------------

Service rates are charged in full minute increments with each partial minute rounded to the next full minute. Neither Party shall be charged for incomplete calls, busy calls, feature activations, 611, #611 or interconnect fees.

Definitions
-----------

"Adjusted Average Home Rate" means an amount equal to the lesser of (a) the
 --------------------------
average of the Applicable Home Rates of AT&T and Triton and (b) the sum of the lower of such Applicable Home Rates, plus ten cents ($.10).

"Applicable Home Rate" means, with respect to any Person, its Home Rate,
 --------------------
calculated based on the revenues from access and airtime and the minutes of use, in each case for such Person's customers in the Expanded Home Calling Area during the most recent calendar year for which such amounts are available as of the date of calculation.

"Expanded Home Calling Area" means the geographical area of, and markets
 --------------------------
included within, the Charlotte, North Carolina, Atlanta, Georgia, Baltimore, Maryland/Washington, D.C., and Richmond, Virginia, MTAs, and the State of Florida.

                                   EXHIBIT B

                                Technical Data

                            METHODS AND PROCEDURES

     The following information is furnished by ___________ to __________ pursuant to Section 4.1 of the Intercarrier Roamer Service Agreement between AT&T Wireless Services, Inc. and Triton, by __________________:



NPA/NXX    LINE RANGE  SID/ BID  CITY  START DATE  END DATE



By:_______________________________

Title:____________________________

Issue Date:_______________________

The effective date shall be

__________________________________